Exhibit
Number         Exhibit Description

EX-21.1 Financial Statements of Colonial Village Roseville, for the years ended December 31, 1999 and 1998 together with Independent auditors' report thereon; a significant subsidiary of the partnership.

                           Colonial Village Roseville

                                Table of Contents

                                                               Page


Independent Auditors' Report                                   46

Financial Statements

        Balance Sheet                                          47
        Statements of Operations                               49
        Statements of Changes in Partners Capital              53
        Statements of Cash Flows                               54
        Notes to Financial Statements                          56

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Colonial Village Roseville
(A California Limited Partnership)
Rocklin, California




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 1999 and 1998, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                             /s/ Bernard E. Rea, CPA
                                 Bernard E. Rea, CPA

Stockton, California
March 30, 2000

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1999 and 1998




                    ASSETS                             1999                 1998
                                                      -----                -----

CURRENT ASSETS
 Cash                                            $     78,528         $     10,495
 Rents receivable                                         587                    -
 Other receivables                                          -                    -
 Prepaid expense                                        2,939                2,909
                                                   ----------           ----------
                Total current assets             $     82,054         $     13,404
                                                   ----------           ----------

RESTRICTED DEPOSITS AND FUNDED RESERVES
 Tenants' security deposits                      $     24,903         $     19,429
 Replacement reserve escrow                            76,760               57,400
                                                   ----------           ----------
                                                 $    101,663         $     76,829
                                                   ----------           ----------

PROPERTY AND EQUIPMENT, AT COST
 Land                                            $    315,303         $    315,303
 Building                                           4,808,665            4,802,723
 Equipment                                            167,665              166,914
                                                   ----------           ----------
                                                 $  5,291,633         $  5,284,940
 Less accumulated depreciation                        981,267              791,063
                                                   ----------           ----------
                                                 $  4,310,366         $  4,493,877
                                                   ----------           ----------

OTHER ASSETS
 Deferred charges, less accumulated
  amortization of $23,662 and $18,449            $    109,760         $    114,973
                                                   ----------           ----------
                                                 $    109,760         $    114,973
                                                   ----------           ----------


                                                 $  4,603,843         $  4,699,083
                                                  ===========          ===========



                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1999 and 1998


                    LIABILITIES AND PARTNERS' EQUITY         1999               1998
                                                             -----              ----

CURRENT LIABILITIES
 Current maturities of long-term debt                  $     27,320       $     25,309
 Accounts payable                                             8,021             11,462
 Accrued expense                                                800                800
 Accrued property taxes                                           -                  -
 Developer fees payable                                      25,500             24,500
 Advances from general partner, without
  interest, due date, or collateral                           7,355              8,251
 Accrued interest                                                -              13,604
                                                         ----------         ----------
                Total current liabilities              $     68,996       $     83,926
                                                         ----------         ----------

DEPOSIT AND PREPAYMENT LIABILITIES
 Tenants' security deposits                            $     23,964       $     19,239
 Prepaid rents                                                    -                  -
                                                         ----------         ----------
                                                       $     23,964       $     19,239
                                                         ----------         ----------

LONG-TERM DEBT
 Mortgage payable, less current maturities             $  2,073,512       $  2,103,030
 Developer fees payable                                     381,553            407,053
                                                         ----------         ----------
                                                       $  2,455,065       $  2,510,083
                                                         ----------         ----------

COMMITMENT

PARTNERS' EQUITY                                       $  2,055,818       $  2,085,835
                                                         ----------         ----------



                                                       $  4,603,843       $  4,699,083
                                                        ===========         ==========



                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 1999 and 1998

                                                                1999                1998
                                                                ----                ----
RENTAL INCOME
 Apartments                                                $    402,297        $    380,368
 Tenant assistance payments                                           -                   -
 Furniture and equipment                                              -                   -
 Commercial                                                           -                   -
 Parking spaces                                                       -                   -
 Subsidy income                                                       -                   -
 Miscellaneous                                                        -                   -
                                                             ----------          ----------
         Net rental revenue                                $    402,297        $    380,368
                                                             ----------          ----------

FINANCIAL REVENUE
 Interest Income - project operations                      $      2,032        $      1,990
 Income from investments - replacement reserve                    1,954               1,020
 Income from investments - operating reserve                        570                 138
 Income from investments - miscellaneous                              -                   -
                                                             ----------          ----------
     Sub-total financial revenue                           $      4,556        $      3,148
                                                             ----------          ----------

OTHER REVENUE
 Laundry and vending                                       $      6,958        $      6,260
 NSF and late charges                                             1,707               1,050
 Damage and cleaning fees                                         5,001               6,335
 Forfeited tenant security deposits                                   -                   -
 Other revenue                                                   59,379               1,384
                                                             ----------          ----------
     Sub-total other revenue                               $     73,045        $     15,029
                                                             ----------          ----------

                  Total revenues                           $    479,898        $    398,545
                                                             ----------          ----------




                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1999 and 1998




                                                       1999              1998
                                                       -----             ----

OPERATING EXPENSES

 Renting expenses
  Advertising                                    $         50      $      7,111
  Miscellaneous renting expenses                        5,592             2,798
                                                     --------          --------
        Sub-total renting expenses               $      5,642      $      9,909
                                                     --------          --------


  Administrative expenses
   Office salaries                               $        467      $        792
   Office supplies                                      1,926             4,835
   Office rent                                              -                 -
   Management fee                                      24,192            17,729
   Manager's salary                                    23,589            27,121
   Manager rent free unit                                   -                 -
   Legal expense                                          679               242
   Audit expense                                        4,368             4,168
   Bookkeeping / accounting services                        -                 -
   Telephone and answering service                      2,590             2,771
   Bad debts                                                -               628
   Miscellaneous administrative expenses                3,564             6,896
                                                     --------          --------
         Sub-total administrative expenses       $     61,375      $     65,182
                                                     --------          --------


   Utilities expense
    Fuel oil / coal                              $          -      $          -
    Electricity                                         5,932             6,377
    Water                                               3,421             9,668
    Gas                                                 2,190             2,359
    Sewer                                               4,968            15,636
                                                     --------          --------
          Sub-total utilities expense            $     16,511      $     34,040
                                                     --------          --------



                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1999 and 1998

                                                              1999              1998
                                                              ----              ----


     Operating and maintenance expense
      Janitor and cleaning payroll                       $          -      $          -
      Janitor and cleaning supplies                             1,451             2,594
      Janitor and cleaning contract                             2,383             2,638
      Exterminating payroll / contract                            702             1,480
      Exterminating supplies                                        -                 -
      Garbage and trash removal                                 5,545             8,174
      Security payroll / contract                                   -                 -
      Grounds payroll                                               -               222
      Grounds supplies                                            866               603
      Grounds contract                                          5,931             5,903
      Repairs payroll                                          10,851            18,758
      Repairs material                                         13,127             4,472
      Repairs contract                                          1,480             8,074
      Elevator maintenance / contract                               -                 -
      Heating / cooling repairs and maintenance                     -             1,021
      Swim pool maintenance / contract                              -                 -
      Snow removal                                                  -                 -
      Decorating payroll / contract                             1,922             1,670
      Decorating supplies                                         155             1,552
      Vehicle and maintenance equipment o & r                     176               153
      Miscellaneous operating and maint. expenses               7,447             8,037
                                                            ---------         ---------
            Sub-total operating & maint. expense         $     52,036      $     65,351
                                                            ---------         ---------


     Taxes and insurance
      Real estate taxes                                  $      1,819      $        500
      Payroll taxes                                             3,571             4,710
      Miscellaneous taxes, licenses, and permits                  800               800
      Property and liability insurance                          3,889             3,632
      Fidelity bond insurance                                       -                 -
      Workman's compensation                                    1,929             1,886
      Health insurance and other employee benefits
                                                                4,722             2,533
      Other insurance                                               -                 -
                                                            ---------         ---------
            Sub-total taxes & insurance                  $     16,730      $     14,061
                                                            ---------         ---------


                 Total operating expenses                $    152,294      $    188,543
                                                            ---------         ---------


                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1999 and 1998




                                                   1999              1998
                                                   ----              ----

OTHER EXPENSES
 Interest expense - mortgage                  $    162,204      $    164,080
 Interest expense - notes                                -                 -
 Miscellaneous financial expense                         -                 -
 Depreciation and amortization                     195,417           200,798
 Non project expenses                                    -                 -
                                                ----------        ----------
     Sub-total other expenses                 $    357,621      $    364,878
                                                ----------        ----------


                Total expenses                $    509,915      $    553,421
                                                ----------        ----------


                Net income (loss)             $    (30,017)     $   (154,876)
                                                ==========        ==========







                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 1999 and 1998



                                                         General               Limited
                                    Total                Partner               Partner
                                    -----                -------               -------
Partners' equity
 December 31, 1997            $  2,240,711          $     47,848          $  2,192,863

Partners' capital
 contributions                           -                     -                     -

Partners' capital
 distributions                           -                     -                     -

Net income (loss)                 (154,876)               (1,549)             (153,327)
                                ----------            ----------            ----------

Partners' equity
 December 31, 1998            $  2,085,835          $     46,299          $  2,039,536

Partners' capital
 contributions                           -                     -                     -

Partners' capital
 distributions                           -                     -                     -

Net income (loss)                  (30,017)                 (300)              (29,717)
                                ----------            ----------            ----------

Partners' equity
 December 31, 1999            $  2,055,818          $     45,999          $  2,009,819
                                ==========            ==========            ==========



Percentage at
 December 31, 1999                   100%                    1%                   99%
                                ==========            ==========            ==========






                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1999 and 1998



                                                            1999              1998
                                                            ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                    $    (30,017)     $   (154,876)
 Adjustments to reconcile net income
  (loss) to net cash provided by
   (used in) operating activities:
     Depreciation and amortization                         195,417           200,798
     Change in assets and liabilities:
      Decrease (increase) in:
       Prepaid expenses                                        (30)             (247)
       Tenants' security deposits                           (5,474)             (494)
       Rents receivable                                       (587)              773
       Other receivables                                         -                 -
      Increase (decrease) in:
       Accounts payable                                     (3,441)            2,890
       Accrued expenses                                          -                 -
       Accrued interest                                    (13,604)             (149)
       Accrued property taxes                                    -                 -
       Prepaid rents                                             -              (280)
       Tenants' security deposits                            4,725            (2,375)
                                                         ---------          --------
          Net cash provided by (used in)
               operating activities                   $    146,989      $     46,040
                                                         ---------          --------


CASH FLOWS FROM INVESTING ACTIVITIES
 Funding of replacement reserve escrow                $    (19,360)     $    (10,354)
 Withdrawals from replacement reserve escrow                     -                 -
 Acquisition of property and equipment                      (6,693)           (7,140)
                                                         ---------          --------
            Net cash provided by (used in)
                investing activities                  $    (26,053)     $    (17,494)
                                                         ---------          --------


CASH FLOWS FROM FINANCING ACTIVITIES
 Partner contributions                                $          -      $          -
 Partner distributions                                           -                 -
 Advances from general partner                                (896)             8,251
 Payment of development fees payable                       (24,500)          (23,500)
 Principal payments on long-term debt                      (27,507)          (23,446)
                                                         ---------          --------
            Net cash provided by (used in)
                financing activities                  $    (52,903)     $    (38,695)
                                                         ---------          --------



                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 1999 and 1998




                                                             1999                        1998
                                                             ----                        ----



                Increase (decrease) in cash and
                 cash equivalents                     $       68,033              $      (10,149)

Cash and cash equivalents
 Beginning                                                    10,495                      20,644
                                                          ----------                  ----------

 Ending                                               $       78,528              $       10,495
                                                          ==========                  ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest       $      175,808              $      164,229
                                                          ==========                  ==========










                       See Notes to Financial Statements.

COLONIAL VILLAGE ROSEVILLE
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     CAPITALIZATION AND DEPRECIATION

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                Years

            Buildings           27.5

            Equipment            7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheets.

     AMORTIZATION

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:

                                               Years

            Deferred debt expense                30

            Tax credit monitoring fee            15

     INCOME TAXES

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

NOTES TO FINANCIAL STATEMENTS

      ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

      PERSONAL ASSETS AND LIABILITIES

      In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 - ORGANIZATION

      Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the California Community Reinvestment Corporation (CCRC), a
      California nonprofit public benefit corporation governs the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

      The Partnership has one general partners, Project Go Inc., a 501(c)(3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 - DEFERRED CHARGES

      Deferred charges as of December 31, 1999 and 1998, consists of the following:

                                                  1999                   1998
                                                  ----                   ----

      Deferred debt expense              $       110,462        $       110,462

      Tax credit monitoring fee                   22,960                 22,960
                                               ---------              ---------

                                         $       133,422        $       133,422

      Less accumulated amortization               23,662                 18,449
                                               ---------              ---------

                                         $       109,760        $       114,973
                                               =========              =========

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

      In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with CCRC, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.


NOTE 5 - LONG-TERM DEBT

      Long-Term debt consisted of a permanent loan with CCRC in face amount of $2,200,000.

      Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of December 31, 1999, the current interest rate, and minimum monthly payment due is 7.67% and $15,639.62, respectively.

      The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

                  December 31,      2000             $       27,320
                                    2001                     29,491
                                    2002                     31,834
                                    2003                     34,364
                                    2004                     37,094
                                    Thereafter            1,942,926
                                                      -------------

                                    TOTAL            $    2,103,029
                                                      =============


NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

      DEVELOPER FEES

      In accordance with the Partnership Agreement, the Partnership agreed to pay the general partner a development fee of $648,000 for services rendered to the Partnership for overseeing the development and construction of the project. However, during 1995, $3,526, of this amount was waived by the general partner in accordance with the limitations imposed by the California Tax Credit Allocation Committee.

      Payment of the development fee is to be paid from future operational cash flows.

NOTES TO FINANCIAL STATEMENTS

      The developer fee has been capitalized into the basis of the building.


      MANAGEMENT FEE

      In accordance with the Management Agreement, the Partnership paid Project Go, Inc., the general partner, a management fee during 1999 in the amount of $24,192, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 6% of the project's rental income.


NOTE 7 - COMMITMENT

      The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.